Registration No. 333- As Filed with the Securities and Exchange Commission on June 8, 2006

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

Registration Statement

Under the Securities Act of 1933

NORTH BAY BANCORP

(Exact Name of Registrant as Specified in its Charter)

CALIFORNIA

     68-0434802

   (State or Other Jurisdiction

(I.R.S. Employer

of Incorporation or Organization)

Identification No.)

             1190 AIRPORT ROAD, SUITE 101, NAPA, CALIFORNIA 94558

(Address of Principal Executive Offices)

NORTH BAY BANCORP AMENDED AND RESTATED 2002 INCENTIVE COMPENSATION PLAN (Formerly North Bay Bancorp 2002 Stock Option Plan)

(Full Title of the Plan)

TERRY L. ROBINSON, PRESIDENT AND CHIEF EXECUTIVE OFFICER

1190 Airport Road, Suite 101, Napa, California 94558

 (Name and Address of Agent for Service)

(707) 257-8585

(Telephone Number, including Area Code, of Agent for Service)

Copy to:

Brent Faye, Esq.

Nixon Peabody LLP

Two Embarcadero Center, Suite 2700, San Francisco, California 94111

(415) 984-8200

CALCULATION OF REGISTRATION FEE

Title of Each Class Of Securities To Be Registered	Amount To Be Registered(a)	Proposed Maximum Offering Price Per Share(b)	Proposed Maximum Aggregate Offering Price(b)	Amount of Registration Fee
Common stock (No Par Value)	92,664 Shares	$28.67	$2,656,676.88	$ 321.00

(a)

This Registration Statement relates to 92,664 new shares of the common stock of the Registrant issuable under the Plan in addition to 747,336 shares (as adjusted for exercises, stock dividends and stock splits)being carried forward from Registration Statement No. 333-43972

(b)

Estimated pursuant to Rule 457(h) solely for the purpose of computing the registration fee, utilizing  $28.67 as the average of the high and low price of  North Bay Bancorp's Common Stock as reported the NASDAQ Stock Market National Market System as of  June 5, 2006.

THE CONTENTS OF REGISTRATION STATEMENT NO. 333-43972 ARE INCORPORATED HEREIN BY REFERENCE.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 8.  EXHIBITS.

5.1

Opinion re:  Legality

10.1

North Bay Bancorp Amended and Restated  2002 Incentive Compensation Plan

10.2

Restricted  Stock Award Agreement Pursuant to North Bay Bancorp Amended and Restated  2002 Incentive Compensation Plan

23.1

Consent of Counsel is included with the opinion re legality as Exhibit 5.1 to the Registration
Statement.

23.2

Consent of KPMG LLP as independent registered public accountants for North Bay Bancorp.

24

Power of attorney

 SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Napa, State of California, on May 18, 2006.

NORTH BAY BANCORP

 /s/ Terry L. Robinson

Terry L. Robinson, President & Chief Executive Officer

Signature

Title

   Date

/s/ Thomas N. Gavin

Director

May 18, 2006

Thomas N. Gavin

Director

and

May __, 2006

David B. Gaw

Chairman of the Board

              Director

May __, 2006

Fred J. Hearn Jr.

/s/ Conrad W. Hewitt

Director

May 18, 2006

Conrad W. Hewitt

/s/ Richard S. Long

Director

May 18, 2006

Richard S. Long

/s/ Thomas F. Malloy

Director

May 19, 2006

Thomas F. Malloy

 /s/ Terry L. Robinson

President, Chief

May 18, 2006

Terry L. Robinson

Executive Officer and Director

(Principal Executive Officer)

Director

May __, 2006

Thomas H. Shelton

Director

May __, 2006

Stephen C. Spencer

/s/ Denise Suihkonen

Director

May 18, 2006

Denise Suihkonen

 /s/ James T. Tidgewell

Director

May 18, 2006

James E. Tidgewell

/s/ Patrick Phelan

Exec. Vice President and

May 22, 2006

Patrick Phelan

Chief Financial Officer

(Principal Financial Officer)

EXHIBIT INDEX

Exhibit
Number

Description

5.1

Opinion re:  Legality

10.1

North Bay Bancorp Amended and Restated  2002 Incentive Compensation Plan

10.2

Restricted  Stock Award Agreement Pursuant to North Bay Bancorp Amended and

Restated 2002 Incentive Compensation Plan

23.1

Consent of Counsel is included with the opinion re legality as Exhibit 5.1 to the

Registration Statement.

23.2

Consent of KPMG LLP as independent registered public accountants for North Bay Bancorp.

24

Power of attorney

EXHIBIT 5.1

OPINION RE:  LEGALITY

NIXON PEABODY LLP

Two Embarcadero Center

Suite 2700

San Francisco, CA 94111-3996

(415) 984-8200

Fax: (415) 984-8300

R. Brent Faye

Direct Dial: (415) 984-8365

 E-Mail: rfaye@nixonpeabody.com

June 6,  2006

North Bay Bancorp

1190 Airport Road, Suite 101,

Napa, California 94558

Ladies and Gentlemen:

With reference to the Registration Statement on Form S-8 filed by North Bay Bancorp (“North Bay”) with the Securities and Exchange Commission in connection with the registration under the Securities Act of 1933, as amended, of 92,664 shares of  North Bay Common Stock no par value, (the “Shares”)  to be issued in connection with the grant and exercise of equity awards under the North Bay Bancorp 2002 Amended and Restated Incentive Compensation Plan (the “Plan”):

We are of the opinion that the Shares have been duly authorized and, when issued in accordance with the Plan, will be validly issued, fully paid and nonassessable.

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement, and any amendments thereto, and the use of our name under the caption “Legal Matters” in the Registration Statement, and any amendments thereto, and in the Prospectus included therein.

Very truly yours,

\S\ NIXON PEABODY LLP

EXHIBIT 10.1

NORTH BAY BANCORP

2002 INCENTIVE COMPENSATION PLAN

Amended and Restated Effective March 27, 2006

TABLE OF CONTENTS

Page

Article 1.       Restatement, Objectives, and Duration

  1

Article 2.       Definitions

  1

Article 3.       Administration

  5

Article 4.       Shares Subject to the Plan and Maximum Awards

  5

Article 5.       Eligibility and Participation

  7

Article 6.       Stock Options

Article 7.       Stock Appreciation Rights

  9

Article 8.       Restricted Stock

10

Article 9.       Performance Units and Performance Shares

11

Article 10.      Performance Measures

12

Article 11.      Rights of Participants

13

Article 12.      Termination of Employee

13

Article 13.      Terminating Events

14

Article 14.      Amendment, Modification, and Termination

14

Article 15.      Withholding

15

Article 16.      Successors

15

Article 17.      General Provisions

15

Article 1. Restatement, Objectives, and Duration

1.1 The Plan. North Bay Bancorp (the "Company"),  a California corporation, adopted the "North Bay Bancorp  2002 Stock Option  Plan" (the  "Plan"),  and its original effective date was February 25, 2002. The Plan, upon its establishment, provided  both for the grant of  Incentive  Stock  Options,  intended to qualify under Section 422 of the Code, as well as Nonqualified Stock Options.

Subject to approval by the Company's shareholders,  the Plan is renamed the "North Bay Bancorp 2002  Incentive  Compensation  Plan" and amended and restated effective  March 27,  2006 (the  "Effective  Date") to permit the grant of Stock Appreciation Rights,  Restricted Stock, Performance Shares and Performance Units in addition to grants of Incentive Stock Options and Nonqualified Stock Options. Awards of Stock Appreciation  Rights,  Restricted Stock,  Performance Shares and Performance  Units may be granted under this Plan prior to the  Effective  Date, provided  that  the  effectiveness  of such  Awards  shall  be  contingent  upon shareholder approval of the Plan, as amended and restated, being obtained.

1.2  Objectives of the Plan. The objectives of the Plan are to optimize the profitability  and growth of the Company through  incentives that are consistent with the Company's goals and that link the personal interests of Participants to those of the Company's  shareholders,  to provide Participants with an incentive for  excellence  in  individual  performance,  and  to  promote  teamwork  among Participants.

The Plan is further intended to provide  flexibility to the Company and its Affiliates  in their  ability to motivate,  attract,  and retain the services of Participants who make significant  contributions to the Company's success and to allow Participants to share in that success.

1.3 Duration of the Plan.  The Plan shall remain in effect,  subject to the right of the  Committee to amend or terminate  the Plan at any time  pursuant to Article 14 hereof,  until all Shares  subject to it shall have been purchased or acquired according to the Plan's provisions.  However,  in no event may an Award of an  Incentive  Stock  Option be granted  under the Plan on or after the tenth (10th)  anniversary of the original  effective date (i.e.,  on or after February 24, 2012).

Article 2. Definitions

Whenever used in this Plan, the following terms shall have the meanings set forth below,  and when the meaning is intended,  the initial  letter of the word shall be capitalized:

2.1 "Affiliate"  means any  corporation,  partnership or limited  liability company which  controls,  is controlled by, or is under common control with, the Company.  A corporation,  partnership or limited  liability company that attains the status of an Affiliate on a date after the  original  effective  date of the Plan shall be considered an Affiliate commencing as of that date.

2.2 "Award" means, individually or collectively, a grant under this Plan of Nonqualified Stock Options,  Incentive Stock Options, Stock Appreciation Rights, Restricted Stock, Performance Shares or Performance Units.

2.3 "Award Agreement" means a written or electronic  agreement entered into by the  Company  and a  Participant  setting  forth  the  terms  and  provisions applicable to an Award granted under this Plan.

2.4  "Beneficial  Owner" or "Beneficial  Ownership"  shall have the meaning ascribed to such term in Rule 13d-3 of the General Rules and  Regulations  under the Exchange Act.

2.5 "Board" or "Board of  Directors"  means the Board of  Directors  of the Company, as constituted from time to time.

2.6 "Code" means the Internal Revenue Code of 1986, as amended.

2.7 "Committee"  means the committee(s)  appointed from time to time by the Company's Board of Directors to administer the Plan. The Committee shall consist of  non-employee  Directors  who are  independent  directors  as defined by Rule 4200(a)(15) of the rules of The Nasdaq Stock Market  ("Independent  Directors"). The full Board of Directors,  in its discretion,  may act as the Committee under the Plan,  whether or not a Committee has been  appointed,  and shall do so with respect  to  grants  of  Awards to  non-employee  Directors.  However  Awards to executive  officers of the Company must be approved by either the Committee or a majority of  Independent  Directors.  Except with respect to Awards to executive officers or  non-employee  Directors,  the Committee may delegate to one or more members of the Committee or officers of the Company, individually or acting as a committee, any portion of its authority,  except as otherwise expressly provided in the Plan. In the event of a delegation to a member of the Committee,  officer or a committee  thereof,  the term  "Committee" as used herein shall include the member of the  Committee,  officer or committee  with  respect to the  delegated authority.  Notwithstanding  any such  delegation  of  authority,  the Committee comprised  of members of the Board of  Directors  and  appointed by the Board of Directors shall retain overall responsibility for the operation of the Plan.

2.8 "Company" means North Bay Bancorp,  a California  corporation,  and any successor thereto as provided in Article 16 hereof.

2.9 "Covered  Employee" means a Participant  who, as of the date of vesting and/or  payout of an Award,  or the date upon  which the  Company  or any of its Affiliates  is  entitled  to a tax  deduction  as a  result  of  the  Award,  as applicable,  is one of the  group of  "covered  employees,"  as  defined  in the regulations promulgated under Code Section 162(m) or any successor statute.

2.10  "Director"  means  any  individual  who is a member  of the  Board of Directors of the Company or an Affiliate;  provided,  however, that any Director who is employed by the Company shall be treated as an Employee under the Plan.

2.11  "Disability"  shall  have the same  meaning as  "permanent  and total disability" under Section 22(e)(3) of the Code.

2.12  "Effective  Date"  shall have the  meaning  ascribed  to such term in Section 1.1 hereof.

2.13 "Employee" means:

i.   any  individual  who is a full- or  part-time  salaried or hourly employee   (i.e.,   paid  in accordance with  normal   payroll procedures)  of  the  Company  or of  an  Affiliate  (a  "Payroll Employee");

ii.   an  officer  of  the  Company  who is not a  full-  or  part-time salaried employee of the Company or of an Affiliate;

iii.   a Director; and

iv.   an independent  contractor who performs  services for the Company or an Affiliate and who is not a Director.

Services as an independent  contractor,  non-employee  officer, or member of the Board of Directors shall be considered  employment for all purposes of the Plan, except as provided in Section 5.1.

2.14 "Exchange  Act" means the Securities  Exchange Act of 1934, as amended from time to time, or any successor act thereto.

2.15 "Fair Market Value" shall mean the market price of a Share, determined by the Committee as follows:

i.   If Shares  were traded  over-the-counter  on the date in question but were not traded on the NASDAQ  system or the NASDAQ  National Market  System,  then the Fair Market Value shall be equal to the mean  between  the last  reported  representative  bid and  asked prices   quoted  for  such  date  by  the   principal   automated inter-dealer  quotation  system on which Shares are quoted or, if Shares are not quoted on any such  system,  by the "Pink  Sheets" published by the National Quotation Bureau, Inc.;

ii.  If Shares  were traded  over-the-counter  on the date in question and were  traded  on the NASDAQ  system or the  NASDAQ  National Market  System,  then the Fair Market Value shall be equal to the last transaction  price quoted for such date by the NASDAQ system or the NASDAQ National Market System;

iii. If  Shares  were  traded  on a  stock  exchange  on the  date  in question,  then  the  Fair  Market  Value  shall  be equal to the closing price reported by the applicable  composite  transactions report for such date; and

iv.  If none of the foregoing provisions is applicable,  then the Fair Market Value shall be  determined  by the Committee in good faith on  such  basis  as it  deems  appropriate.  In  all  cases,  the determination  of Fair  Market  Value by the  Committee  shall be conclusive and binding on all persons.

2.16  "Incentive  Stock Option" or "ISO" means an option to purchase Shares granted  under  Article 6 hereof and that is  designated  as an Incentive  Stock Option and that is intended to meet the requirements of Code Section 422.

2.17  "Insider"  shall mean an individual  who is, on the relevant date, an executive  officer,  director or ten percent (10%) beneficial owner of any class of the Company's equity securities that is registered  pursuant to Section 12 of the Exchange Act, all as defined under Section 16 of the Exchange Act.

2.18 "Key  Employee"  shall mean an  individual  as defined in Code Section 416(i) (but without regard to paragraph (5) thereof) of the Company.

2.19  "Nonqualified  Stock  Option" or "NQSO"  means an option to  purchase Shares  granted  under  Article  6  hereof  that is not  intended  to  meet  the requirements  of Code  Section  422,  or  that  otherwise  does  not  meet  such requirements.

2.20  "Option"  means an  Incentive  Stock Option or a  Nonqualified  Stock Option.

2.21 "Option  Price" means the price at which a Share may be purchased by a Participant pursuant to an Option.

2.22  "Participant"  means an Employee who has been  selected to receive an Award or who has an outstanding Award granted under the Plan.

2.23  "Performance-Based  Exception" means the performance-based  exception from the tax deductibility limitations of Code Section 162(m).

2.24  "Performance  Share"  means an Award  granted  to a  Participant,  as described in Article 9 hereof.

2.25  "Performance  Unit"  means  an Award  granted  to a  Participant,  as described in Article 9 hereof.

2.26 "Period of Restriction"  means the period during which the transfer of Shares of Restricted Stock is limited in some way (based on the passage of time, the achievement of performance  goals, or upon the occurrence of other events as determined by the Committee, at its discretion), and the Shares are subject to a substantial  risk  of  forfeiture,   pursuant  to  the  Restricted  Stock  Award Agreement, as provided in Article 8 hereof.

2.27  "Person"  shall  have the  meaning  ascribed  to such term in Section 3(a)(9) of the Exchange Act and used in Sections 13(d) and 14(d) thereof and the rules  promulgated  thereunder,  including a "group" as defined in Section 13(d) thereof and the rules promulgated thereunder.

2.28 "Restricted Stock" means an Award granted to a Participant pursuant to Article 8 hereof.

2.29 "Shares" means shares of the Company's common stock.

2.30 "Stock Appreciation  Right" or "SAR" means an Award,  granted alone or in connection with a related Option, designated as an SAR, pursuant to the terms of Article 7 hereof.

2.31 "Ten Percent  Shareholder" means an Employee who at the time an ISO is granted  owns  Shares  possessing  more than ten  percent of the total  combined voting power of all classes of outstanding Shares of the Company or stock of any Affiliate,  within the  meaning of Code  Section  422.  For these  purposes,  an Employee  shall be  deemed  to own the  Shares  and  stock  owned,  directly  or indirectly,  by or for such Employee's brothers,  sisters, spouse, ancestors and lineal descendants.  Shares and stock owned, directly or indirectly, by or for a corporation,   partnership,  estate  or  trust  shall  be  deemed  to  be  owned proportionately by or for its shareholders, partners or beneficiaries. Shares or stock with respect to which such Employee holds an Option shall not be counted.

2.32 "Terminating  Event" shall mean the occurrence of any of the following events:

i.   the  consummation  of a plan of dissolution or liquidation of the Company;

ii.  the  consummation  of  a  plan  of   reorganization,   merger  or consolidation involving the Company, except for a reorganization, merger or consolidation where (A) the shareholders of the Company immediately prior to such reorganization, merger or consolidation own directly or  indirectly  at least 50% of the combined  voting power of the  outstanding  voting  securities of the  corporation resulting from such reorganization,  merger or consolidation (the Surviving  Corporation") in substantially the same proportion as their ownership of voting  securities of the Company  immediately prior to such  reorganization,  merger or  consolidation  and the individuals   who  were   members  of  the  Board  of   Directors immediately prior to the execution of the agreement providing for such reorganization,  merger or consolidation constitute at least 50% of the  members of the board of  directors  of the  Surviving Corporation, or a corporation beneficially directly or indirectly owning a  majority  of the  voting  securities  of the  Surviving Corporation,  or  (B)  the  Company  is  reorganized,  merged  or consolidated  with a corporation in which any shareholder  owning at least  50% of the  combined  voting  power of the  outstanding voting  securities  of the  Company  immediately  prior  to  such reorganization, merger or consolidation, owns at least 50% of the combined voting power of the outstanding voting securities of the corporation   resulting  from  such  reorganization,   merger  or consolidation.

iii. the sale of all or substantially all of the assets of the Company to another Person;

iv.  the  acquisition  of beneficial  ownership of stock  representing more than fifty  percent (50%) of the voting power of the Company then outstanding by another Person.

2.33  "Vesting  Event" shall mean the approval by the  shareholders  of the Company of any matter,  plan or transaction which would constitute a Terminating Event,  or if any Terminating  Event occurs without  shareholder  approval,  the occurrence of such Terminating Event.

Article 3. Administration

3.1  General.  Subject to the terms and  conditions  of the Plan,  the Plan shall be  administered  by the Committee.  The members of the Committee shall be appointed  from time to time and shall serve as the  discretion  of the Board of Directors.  Except as otherwise  provided in the Plan, the Committee  shall have the authority to delegate  administrative duties to officers of the Company. For purposes of making Awards to Insiders,  the Committee shall be comprised  solely of two or more  members of the Board of  Directors  who qualify as  "independent directors" under Rule  4200(a)(15) of the rules of The Nasdaq Stock Market.  For purposes  of making  Awards  to  Employees  who are  Covered  Employees  but not Insiders,  the Committee shall be comprised solely of two or more members of the Board of Directors who qualify as "outside directors" under Section 162(m)(4)(C) of the Code. If the Committee  members meet both such  qualifications,  then one Committee  may  administer  the Plan  both with  respect  to  Employees  who are Insiders and Employees who are Covered Employees.  That Committee may administer the Plan  with  respect  to  Employees  who are  neither  Insiders  nor  Covered Employees.

3.2 Authority of the Committee. Except as limited by law or by the articles of incorporation or bylaws of the Company, and subject to the provisions hereof, the  Committee  shall have full  power to select  those  Employees  who shall be offered the  opportunity  to  participate  in the Plan;  determine the sizes and types of  Awards;  determine  the  terms  and  conditions  of Awards in a manner consistent  with the Plan;  construe and interpret the Plan and any agreement or instrument  entered into under the Plan;  establish,  amend,  or waive rules and regulations for the Plan's administration; and amend the terms and conditions of any outstanding Award as provided in the Plan. Further, the Committee shall make all  other   determinations  that  it  deems  necessary  or  advisable  for  the administration  of the Plan.  The Committee  shall  annually  deliver  financial statements of the Company to all  Participants to whom such delivery is required by Section 260.140.46 of the California Code of Regulations or successor statute or regulation.  As permitted by law and the terms of the Plan, the Committee may delegate its authority hereunder. No member of the Committee shall be liable for any action  taken or  decision  made in good faith  relating  to the Plan or any Award granted hereunder.

3.3  Decisions  Binding.  All  determinations  and  decisions  made  by the Committee  pursuant to the  provisions  of the Plan and all  related  orders and resolutions  of the  Committee  shall be final,  conclusive,  and binding on all persons,  including  the  Company,  its  shareholders,   Directors,   Employees, Participants, and their estates and beneficiaries, unless changed by the Board.

Article 4. Shares Subject to the Plan and Maximum Awards

4.1  Number of Shares  Available  for  Grants.  Subject  to  adjustment  as provided  in Section  4.2  hereof,  the  number of Shares  hereby  reserved  for issuance to  Participants  under the Plan shall equal  840,000,  and the maximum number of Shares  that may be granted to any one  Participant  during a calendar year shall be 100,000.  Any Shares  covered by an Award (or portion of an Award) granted under the Plan which is forfeited or canceled or expires shall be deemed not to have been  delivered for purposes of  determining  the maximum  number of Shares  available for delivery under the Plan.  Shares  reserved for issuance to Participants  shall be  authorized  but unissued  Shares.  The  Committee  shall determine  the  appropriate  methodology  for  calculating  the number of Shares issued pursuant to the Plan.

At no time shall the total number of Shares covered by Awards and the total number of Shares  provided  for under  any stock  bonus or  similar  plan of the Company exceed 30% of the then outstanding Shares of the Company's common stock, calculated in accordance  with the conditions and exclusions of Rule  260.140.45 of the California Code of Regulations or any successor statute or regulation.

In the event that any outstanding Award granted under this Plan,  including Substitute  Awards,  for  any  reason  expires  or  is  canceled  or  otherwise terminated,  the Shares allocable to the unexercised portion of such Award shall become  available  for the purposes of this Plan.  In addition,  any  authorized Shares not issued or subject to  outstanding  Awards  under the  Company's  1993 Stock Option Plan (the "Prior Plan") on the original effective date of this Plan and any Shares issued under the Prior Plan that are forfeited or  repurchased by the Company or that are issuable  upon exercise of options  granted  pursuant to the Prior Plan that expire or become unexercisable for any reason without having been exercised in full, will no longer be available for grant and issuance under the Prior Plan, but will be available for grant and issuance under this Plan.

4.2  Adjustments  in  Authorized   Shares.   Upon  a  change  in  corporate capitalization,   such  as  a  stock  split,   stock  dividend  or  a  corporate transaction, such as any merger, consolidation,  combination, exchange of shares or the like, separation, including a spin-off, or other distribution of stock or property of the Company, any reorganization  (whether or not such reorganization comes within the  definition of such term in Code Section 368) or any partial or complete liquidation of the Company, such adjustment shall be made in the number and class of Shares that may be delivered  under  Section 4.1, in the number and class of and/or price of Shares subject to outstanding  Awards granted under the Plan,  and in the Award limits set forth in Section 4.1, as may be determined to be  appropriate  and  equitable by the  Committee,  in its sole  discretion,  to prevent dilution or enlargement of rights.

4.3  Adjustment  of  Awards  Upon the  Occurrence  of  Certain  Unusual  or Nonrecurring  Events.  The  Committee  may make  adjustments  in the  terms  and conditions of, and the criteria included in, Awards in recognition of unusual or nonrecurring  events  (including,  without  limitation,  the events described in Section 4.2 hereof)  affecting  the Company or the  financial  statements of the Company or of changes in applicable laws, regulations, or accounting principles, whenever the Committee determines that such adjustments are appropriate in order to prevent  dilution  or  enlargement  of the  benefits  or  potential  benefits intended  to be made  available  under  the  Plan;  provided  that,  unless  the Committee  determines  otherwise at the time such  adjustment is considered,  no such  adjustment  shall be authorized to the extent that such authority would be inconsistent  with the Plan's or any Award's meeting the requirements of Section 162(m) of the Code, as from time to time amended.

4.4  Substitute  Awards.  If the Company at any time should  succeed to the business of another corporation through merger or consolidation,  or through the acquisition of stock or assets of such corporation,  Awards may be granted under the Plan in substitution of awards previously  granted by such corporation which awards are outstanding at the date of the succession  ("Substitute Awards"). The Committee shall have discretion to determine the extent to which such Substitute Awards shall be granted,  the persons to receive  such  Substitute  Awards,  the number of Shares to be  subject  to such  Substitute  Awards,  and the terms and conditions  of such  Substitute  Awards which shall,  to the extent  permissible within the terms and  conditions  of the Plan,  be  equivalent  to the terms and conditions of the surrendered awards. The terms of such Substitute Awards may be determined by the Committee in its sole discretion,  provided however,  that the Option  Price of any Option that is a  Substitute  Award shall be an amount such that, in the sole and absolute  judgment of the Committee (and if the Substitute Awards are to be ISO's,  in  compliance  with Section  424(a) of the Code),  the economic  benefit  provided by such  Substitute  Award is not  greater  than the economic  benefit  represented  by the  surrendered  award as of the date of the succession.

Article 5. Eligibility and Participation

5.1  Eligibility.  Only Employees  shall be eligible to participate in this Plan.  Only Payroll  Employees of the Company or an Affiliate  shall be eligible for the grant of ISOs.

5.2  Actual  Participation.  Subject  to the  provisions  of the Plan,  the Committee may, from time to time,  select from all eligible  Employees  those to whom Awards shall be granted and shall  determine  the nature and amount of each Award, provided that ISOs shall be awarded only to Payroll Employees.

Article 6. Stock Options

6.1 Grant of  Options.  Subject  to the terms and  provisions  of the Plan, Options may be granted to Participants in such number,  and upon such terms, and at any time and from time to time as shall be determined by the Committee.

6.2 Award  Agreement.  Each  Option  grant shall be  evidenced  by an Award Agreement that shall specify the Option Price,  the duration of the Option,  the number of Shares to which the Option pertains,  and such other provisions as the Committee shall determine which are not inconsistent with the terms of the Plan.

6.3 Option Price. Each Award Agreement for Options shall specify the Option Price.  The Option  Price of an Option shall not be less than 100 percent of the Fair Market Value of a Share on the date of grant  except as otherwise  provided in this  Section  and under  Section  4.4. If an ISO is granted to a Ten Percent Shareholder,  the Option  Price shall be at least 110 percent of the Fair Market Value of the stock subject to the ISO.

6.4 Duration of Options.  Each Option granted to a Participant shall expire at such time as the  Committee  shall  determine at the time of grant,  provided that an ISO must expire no later than the tenth (10th)  anniversary  of the date upon which the ISO was granted.  However, in the case of an ISO granted to a Ten Percent  Shareholder,  the ISO by its terms shall not be  exercisable  after the expiration of five years from the date such ISO is granted.

6.5 Exercise of Options.  Options shall be exercisable at such times and be subject to such  restrictions  and  conditions  as the  Committee  shall in each instance  approve,  which  need  not be the  same  for  each  grant  or for each Participant, provided, however, that:

i.   Upon the occurrence of a Vesting  Event,  the Option shall become immediately  exercisable as to all Shares covered by such Option, whether or not previously vested;

ii.  In  the  event  that  a  Participant's  service  as  an  Employee terminates,  the Option shall be  exercisable  only to the extent the Option was vested as of the date of such termination,  unless otherwise specified in the Participant's Award Agreement; and

iii. Options  granted to Payroll  Employees other than officers of the Company  shall  vest at the rate of at least  20  percent  of the Shares subject thereto per year over five (5) years from the date of grant of the Option.

6.6  Payment.  Options  shall be  exercised  by the  delivery of a written, electronic  or  telephonic  notice of exercise to the Company or its  designated agent, setting forth the number of Shares with respect to which the Option is to be exercised, accompanied by full payment of the Option Price for the Shares.

Upon the  exercise of any  Option,  the Option  Price for the Shares  being purchased pursuant to the Option shall be payable to the Company in full either: (a) in cash or its equivalent;  or (b) subject to the Committee's  approval,  by delivery of previously  acquired Shares having an aggregate Fair Market Value at the time of exercise  equal to the total Option Price  (provided that the Shares that are delivered must have been held by the  Participant  for at least six (6) months  prior to their  delivery  to  satisfy  the  Option  Price);  or (c) by a combination of (a) and (b); or (d) by any other method approved by the Committee in its sole  discretion.  Unless  otherwise  determined  by the  Committee,  the delivery of  previously  acquired  Shares may be done  through  attestation.  No fractional shares may be tendered or accepted in payment of the Option Price.

Unless  otherwise  determined  by the  Committee,  cashless  exercises  are permitted  pursuant to Federal Reserve Board Regulation T, subject to applicable securities  law  restrictions,  or  by  any  other  means  which  the  Committee determines to be consistent with the Plan's purpose and applicable law.

Subject to any governing rules or regulations, as soon as practicable after receipt of notification of exercise and full payment,  the Company shall deliver to  the  Participant,  in  the  Participant's  name,  Share  certificates  in an appropriate  amount  based upon the number of Shares  purchased  pursuant to the Option(s).

Unless otherwise determined by the Committee, all payments under all of the methods indicated above shall be paid in United States dollars.

6.7  Restrictions on Share  Transferability.  The Committee may impose such restrictions  on any  Shares  acquired  pursuant  to the  exercise  of an Option granted  under  this  Article  6 as it may deem  advisable,  including,  without limitation,  restrictions  under applicable  federal  securities laws, under the requirements  of any stock  exchange  or market  upon which such Shares are then listed and/or traded,  or under any blue sky or state securities laws applicable to such Shares.

6.8  Nontransferability of Options.  During a Participant's  lifetime,  the Participant's  Options shall be exercisable  only by him or her and shall not be transferable.  An Option shall not be transferable  other than by will or by the laws  of  descent  and  distribution,  provided,  however,  that  NQSOs  may  be transferred by instrument to an inter vivos or  testamentary  trust in which the Options are to be passed to beneficiaries upon the death of the trustor/settlor, or by  gift to  "immediate  family",  as  that  term  is  defined  in 17  C.F.R. 240.16a-1(e) or successor statute or regulation thereto.

6.9 Special  Limitation on Grants of Incentive Stock Options.  No ISO shall be granted to an Employee under the Plan or any other ISO plan of the Company or its  Affiliates to purchase  Shares as to which the aggregate  Fair Market Value (determined  as of  the  date  of  grant)  of  the  Shares  which  first  become exercisable by the Employee in any calendar year exceeds $100,000. To the extent an Option initially designated as an ISO exceeds the value limit of this Section or otherwise fails to satisfy the  requirements  applicable to ISOs, it shall be deemed a NQSO and shall  otherwise  remain in full force and effect.

Article 7. Stock Appreciation Rights

7.1 Grant of SARs.  Subject to the terms and  conditions of the Plan,  SARs may be  granted  to  Participants  at any time and from time to time as shall be determined by the Committee.

Subject to the terms and conditions of the Plan,  the Committee  shall have complete   discretion  in  determining  the  number  of  SARs  granted  to  each Participant and,  consistent with the provisions of the Plan, in determining the terms and conditions pertaining to such SARs.

The grant price of a SAR shall  equal the Fair  Market  Value of a Share on the date of grant.

7.2 SAR Agreement.  Each SAR grant shall be evidenced by an Award Agreement that  shall  specify  the  grant  price,  the  term of the SAR,  and such  other provisions as the Committee shall determine.

7.3  Term of SARs.  The  term of an SAR  granted  under  the Plan  shall be determined by the Committee, in its sole discretion.

7.4  Exercise  of SARs.  SARs may be  exercised  upon  whatever  terms  and conditions the Committee, in its sole discretion, imposes upon them.

7.6 Payment of SAR Amount.  Upon exercise of an SAR, a Participant shall be entitled  to  receive  payment  from the  Company  in an  amount  determined  by multiplying:

(a)  The amount by which the Fair Market  Value of a Share on the date of exercise exceeds the grant price of the SAR; by

(b)  The number of Shares with respect to which the SAR is exercised. The payment upon SAR exercise shall be in Shares.  Any Shares  delivered in payment  shall be deemed to have a value equal to the Fair  Market  Value on the date of exercise of the SAR.

7.7   Nontransferability  of  SARs.  Except  as  otherwise  provided  in  a Participant's  Award  Agreement,  no SAR  granted  under  the  Plan may be sold, transferred,   pledged,   assigned,   encumbered,   or  otherwise  alienated  or hypothecated,  other  than by will or by the laws of descent  and  distribution. Further,  except as otherwise provided in a Participant's  Award Agreement,  all SARs granted to a Participant  under the Plan shall be  exercisable  during such Participant's lifetime only by such Participant.

Article 8. Restricted Stock

8.1 Grant of Restricted  Stock.  Subject to the terms and provisions of the Plan,  the  Committee,  at any time and from time to time,  may grant  Shares of Restricted  Stock  to  Participants  in  such  amounts  as the  Committee  shall determine.

8.2  Restricted  Stock  Agreement.  Each  Restricted  Stock  grant shall be evidenced by a Restricted Stock Award Agreement that shall specify the Period(s) of Restriction, the number of Shares of Restricted Stock granted, and such other provisions as the Committee shall determine which are not inconsistent  with the terms of this Plan.

8.3 Transferability.  Except as provided in the Award Agreement, the Shares of  Restricted  Stock  granted  herein  may not be sold,  transferred,  pledged, assigned,  encumbered,  or otherwise  alienated or hypothecated until the end of the applicable Period of Restriction  established by the Committee and specified in the Restricted  Stock Award  Agreement,  or upon earlier  satisfaction of any other  conditions,  as specified by the Committee in its sole discretion and set forth in the Restricted  Stock Award  Agreement.  All rights with respect to the Restricted  Stock  granted to a  Participant  under the Plan shall be  available during  such  Participant's  lifetime  and  prior  to the end of the  Period  of Restriction only to such Participant.

8.4 Other  Restrictions.  The  Committee  may impose such other  conditions and/or  restrictions on any Shares of Restricted  Stock granted  pursuant to the Plan as it may deem advisable including,  without limitation, a requirement that Participants pay a stipulated purchase price for each Share of Restricted Stock, restrictions   based  upon  the  achievement  of  specific   performance  goals, time-based  restrictions on vesting  following the attainment of the performance goals, time-based restrictions,  and/or restrictions under applicable federal or state securities laws.

To the extent deemed  appropriate by the Committee,  the Company may retain the  certificates  representing  Shares  of  Restricted  Stock in the  Company's possession until such time as all conditions and/or  restrictions  applicable to such Shares have been satisfied.

Except as otherwise  provided in the Award Agreement,  Shares of Restricted Stock  covered by each  Restricted  Stock grant made under the Plan shall become freely  transferable  by the  Participant  after the last day of the  applicable Period of Restriction.

8.5 Voting  Rights.  If the Committee so determines,  Participants  holding Shares  of  Restricted  Stock  granted  hereunder  may be  granted  the right to exercise  full voting  rights with respect to those Shares  during the Period of Restriction.

8.6 Dividends and Other  Distributions.  During the Period of  Restriction Participants  holding Shares of Restricted Stock granted  hereunder  (whether or not the Company holds the  certificate(s)  representing such Shares) may, if the Committee so  determines,  be credited with  dividends  paid with respect to the underlying  Shares  while  they  are  so  held.  The  Committee  may  apply  any restrictions  to the dividends  that the Committee  deems  appropriate.  Without limiting the  generality of the preceding  sentence,  if the grant or vesting of Restricted  Shares granted to a Covered  Employee is designed to comply with the requirements  of the  Performance-Based  Exception,  the Committee may apply any restrictions  it deems  appropriate  to the payment of dividends  declared  with respect to such Restricted Shares, such that the dividends and/or the Restricted Shares maintain eligibility for the Performance-Based Exception.

Article 9. Performance Units and Performance Shares

9.1 Grant of Performance  Units/Shares Awards.  Subject to the terms of the Plan,  Performance  Units  and/or  Performance  Shares  Awards may be granted to Participants in such amounts and upon such terms,  and at any time and from time to time, as shall be determined by the Committee.

9.2  Award  Agreement.  At  the  Committee's  discretion,   each  grant  of Performance  Units/Shares  Awards shall be evidenced by an Award  Agreement that shall  specify the initial  value,  the duration of the Award,  the  performance measures,  if any,  applicable  to the Award,  and such other  provisions as the Committee shall determine which are not inconsistent with the terms of the Plan.

9.3 Value of Performance  Units/Shares  Awards. Each Performance Unit shall have an initial value that is established by the Committee at the time of grant. Each  Performance  Share  shall have an initial  value  equal to the Fair Market Value of a Share on the date of grant. The Committee shall set performance goals in its  discretion  which,  depending on the extent to which they are met,  will determine the number  and/or value of Performance  Units/Shares  Awards that will be paid out to the Participant.  For purposes of this Article 9, the time period during which the  performance  goals must be met shall be called a  "Performance Period."

9.4 Earning of  Performance  Units/Shares  Awards.  Subject to the terms of this Plan,  after the  applicable  Performance  Period has ended,  the holder of Performance  Units/Shares  Awards shall be entitled to receive a payout based on the  number  and  value  of  Performance   Units/Shares  Awards  earned  by  the Participant over the Performance  Period,  to be determined as a function of the extent to which the corresponding performance goals have been achieved.

9.5 Form and Timing of Payment of Performance  Units/Shares Awards. Payment of  earned  Performance  Units/Shares  Awards  shall  be as  determined  by  the Committee  and, if  applicable,  as  evidenced in the related  Award  Agreement. Subject to the terms of the Plan, the Committee, in its sole discretion, may pay earned Performance Units/Shares Awards in the form of cash or in Shares (or in a combination thereof) that have an aggregate Fair Market Value equal to the value of the earned  Performance  Units/Shares  Awards at the close of the  applicable Performance  Period.  Such Shares may be delivered  subject to any  restrictions deemed  appropriate by the Committee.  No fractional shares will be issued.  The determination of the Committee with respect to the form of payout of such Awards shall be set forth in the Award  Agreement  pertaining to the grant of the Award or the resolutions establishing the Award.

Unless otherwise provided by the Committee,  Participants holding Performance  Units/Shares shall be entitled to receive  dividend  units with respect to dividends  declared  with respect to the Shares represented by such Performance Units/Shares.  Such  dividends  may be subject to the same accrual, forfeiture, and payout restrictions as apply to dividends earned with respect to Shares of Restricted Stock, as set forth in Section 8.6 hereof, as determined by the Committee.

9.6  Nontransferability.  Except as otherwise  provided in a  Participant's Award Agreement,  Performance  Units/Shares Awards may not be sold, transferred, pledged,  assigned,  encumbered,  or otherwise alienated or hypothecated,  other than by will or by the laws of descent and distribution.

Article 10. Performance Measures

Company's  shareholders approve a change in the general performance measures set forth in this Article 10, the  attainment  of which may  determine the degree of payout  and/or  vesting  with  respect to Awards to Covered  Employees  that are designed  to  qualify  for  the  Performance-Based  Exception,  the  performance measure(s) to be used for purposes of such grants shall be chosen from among:

(a)  Earnings per share (actual or diluted);

(b)  Net income (before or after taxes);

(c)  Return on average assets;

(d)  Return on average equity;

(e)  Revenues;

(f)  Deposit and/or loan growth;

(g)  Efficiency ratio

(h)  Non-interest expense;

(i)  Market share; and

(j)  Any of the above measures compared to peer or other companies.

Performance  measures  may be set either at the  Company  level,  Affiliate level, division level, or business unit level.

Awards that are  designed to qualify for the  Performance-Based  Exception, and that are held by Covered  Employees,  may not be adjusted upward,  provided, however,  that the Committee  shall retain the  discretion to adjust such Awards downward.

If  applicable  tax  and/or  securities  laws  change to  permit  Committee discretion  to  alter  the  governing  performance  measures  without  obtaining shareholder  approval of such changes,  the Committee shall have sole discretion to make such changes without obtaining shareholder approval.

Article 11. Rights of Participants

11.1 Employment.  Nothing in the Plan shall confer upon any Participant any right to continue in the Company's or any Affiliate's  employ, or as a Director, or interfere with or limit in any way the right of the Company or its Affiliates to terminate any  Participant's  employment,  engagement or  directorship at any time.

11.2  Participation.  No  Employee  shall have the right to be  selected to receive an Award under this Plan, or, having been so selected, to be selected to receive a future Award.

11.3 Rights as a  Shareholder.  Except as provided in Sections 8.5, 8.6 and 9.5 or in an  applicable  Award  Agreement  consistent  with  such  Sections,  a Participant  shall  have none of the  rights of a  shareholder  with  respect to shares of common stock  covered by any Award until the  Participant  becomes the record  holder of such Shares,  or the Period of  Restriction  has  expired,  as applicable.

Article 12. Termination of Employee

In the event the Participant's service as an Employee terminates:

i.   As a result of such Participant's  death or Disability,  the term of the Award shall  expire  twelve  months (or such other  period specified in the Participant's  Award Agreement) after such death or  Disability  but not later than the original  expiration  date specified in the Award Agreement.

ii.  As a result of termination of the Employee's  employment with the Company (by resignation or otherwise) for cause,  the term of the Award shall expire  immediately upon such termination  (notice or advice of which shall subsequently be given by the Company),  and thereafter  neither the Employee nor the Employee's  estate shall be  entitled  to  exercise  the Award with  respect to any Shares whatsoever,  whether or not after such  termination  the Employee may  receive  payment  from the  Company for  vacation  pay,  for services rendered prior to termination,  for services for the day on which  termination  occurred,  for salary in lieu of notice or for other benefits. For purposes of this Plan, "cause" shall mean an act of embezzlement,  fraud, dishonesty or breach of fiduciary duty to the Company or its shareholders, disclosure of any of the secrets  or   confidential   information  of  the  Company,   the inducement  of any client or customer of the Company to break any contract with the Company, or the inducement of any principal for whom  the  Company  acts  as  agent  to  terminate   such  agency relationship,  the  engagement in any conduct  which  constitutes unfair   competition  with  the  Company,   the  removal  of  the Participant  from office by any court or bank regulatory  agency, or such other similar acts which the Committee in its  discretion reasonably   determines   to   constitute   adequate   cause  for termination of the  Participant  from service as an Employee.  As used  in  this  Paragraph,  Company  includes  Affiliates  of the Company.

iii. As a result of termination for any reason other than  Disability, death or cause,  the term of the Award shall  expire three months (or  such  other  period  specified  in the  Participant's  Award Agreement)  after  such  termination,  but  not  later  than  the original expiration date specified in the Award Agreement.

Unless  otherwise  determined  by the  Committee,  an  authorized  leave of absence pursuant to a written  agreement or other leave entitling an Employee to reemployment  in a  comparable  position by law or rule shall not  constitute  a termination  of employment for purposes of the Plan unless the Employee does not return at or before  the end of the  authorized  leave or within  the period for which  re-employment is guaranteed by law or rule. For purposes of this Article, a  "termination"  includes  an  event  which  causes a  Participant  to lose his eligibility  to  participate  in the Plan (e.g.,  an individual is employed by a company that ceases to be a Affiliate). In the case of a consultant, the meaning of  "termination"  or  "termination  of  employment"  includes the date that the individual  ceases to provide services to the Company or its Affiliates.  In the case of a non-employee  Director, the meaning of "termination" includes the date that the individual ceases to be a Director of the Company or its Affiliates.

Notwithstanding the foregoing, the Committee has the authority to prescribe different  rules that apply upon the  termination  of employment of a particular Participant,  which  shall be  memorialized  in the  Participant's  original  or amended Award Agreement or similar document.

An Award that remains  unexercised after the latest date it could have been exercised under any of the foregoing  provisions or under the terms of the Award shall be forfeited.

Article 13. Terminating Events

Not less than thirty  (30) days prior to the  occurrence  of a  Terminating Event,  the Committee or the Board shall notify each Participant of the pendency of the Terminating  Event. Upon the effective date of the Terminating Event, the Plan shall  automatically  terminate  and all Awards  theretofore  granted shall terminate,  unless provision is made in connection with such transaction for the continuance  of the Plan and/or  assumption of Awards  theretofore  granted,  or substitution  for such  Awards  with new Awards  covering  stock of a  successor corporation,  or a parent  or  subsidiary  corporation  thereof,  solely  at the discretion of such successor  corporation  or parent or subsidiary  corporation, with  appropriate  adjustments  as to number and kind of shares and  prices,  in which event the Plan and Awards theretofore granted shall continue in the manner and  under the  terms so  provided.  If the Plan and  unexercised  Awards  shall terminate pursuant to the preceding  sentence,  all persons shall have the right to exercise the Awards then  outstanding  and not  exercised,  whether vested or not, at such time prior to the  consummation  of the  transaction  causing  such termination as the Company shall designate, unless the Board shall have provided for the  cancellation of such Awards in exchange for a cash payment equal to the excess of the Fair Market Value of the Shares as of the date of the  Terminating Event over the exercise price of such Awards.

Article 14. Amendment, Modification, and Termination

14.1 Amendment,  Modification, and Termination. Subject to the terms of the Plan, the Board may at any time and from time to time, alter, amend, suspend, or terminate the Plan in whole or in part.

14.2 Awards Previously Granted.  Notwithstanding any other provision of the Plan to the contrary,  no  termination,  amendment,  or modification of the Plan shall adversely  affect in any material way any Award  previously  granted under the Plan, without the written consent of the Participant holding such Award.

14.3  Shareholder  Approval  Required for Certain  Amendments.  Shareholder approval  will be required  for any  amendment  of the Plan that does any of the following:  (a) increases the maximum  number of Shares subject to the Plan; (b) changes the  designation of the class of persons  eligible to receive ISOs under the  Plan;  or (c)  modifies  the Plan in a  manner  that  requires  shareholder approval under applicable law or the rules of a stock exchange or trading system on which Shares are traded.

Article 15. Withholding

The Company  shall have the power and the right to deduct or  withhold,  or require a Participant to remit to the Company,  an amount  sufficient to satisfy any applicable taxes (including social security or social charges),  domestic or foreign,  required  by law or  regulation  to be  withheld  with  respect to any taxable event  arising as a result of this Plan.  The  Participant  may satisfy, totally or in part, such Participant's  obligations  pursuant to this Section 15 by electing to have Shares  withheld,  to  redeliver  Shares  acquired  under an Award,  or to deliver  previously  owned Shares that have been held for at least six (6) months, provided that the election is made in writing on or prior to (i) the date of exercise, in the case of Options and SARs, (ii) the date of payment, in the case of Performance Units/Shares,  and (iii) the expiration of the Period of  Restriction  in the case of Restricted  Stock.  Any election made under this Section  15 may be  disapproved  by  the  Committee  at  any  time  in its  sole discretion. If an election is disapproved by the Committee, the Participant must satisfy his obligations pursuant to this paragraph in cash.

Article 16. Successors

All  obligations  of the  Company  under  the Plan with  respect  to Awards granted hereunder shall be binding on any successor to the Company,  whether the existence  of such  successor  is the result of a direct or  indirect  purchase, through merger, consolidation,  or otherwise, of all or substantially all of the business, stock and/or assets of the Company.

Article 17. General Provisions

17.1 Gender and Number.  Except where  otherwise  indicated by the context, any masculine term used herein also shall include the feminine; the plural shall include the singular and the singular shall include the plural.

17.2  Severability.  If any  provision of the Plan shall be held illegal or invalid  for any  reason,  the  illegality  or  invalidity  shall not affect the remaining  parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

17.3 Requirements of Law. The granting of Awards and the issuance of Shares under the Plan shall be subject to all applicable laws,  rules, and regulations, and to such  approvals  by any  governmental  agencies  or  national  securities exchanges as may be required.

17.4  Securities  Law  Compliance.  With respect to Insiders,  transactions under this Plan are intended to comply with all  applicable  conditions  of Rule 16b-3 or its successors under the Exchange Act, unless  determined  otherwise by the Board.  To the extent any  provision of the Plan or action by the  Committee fails to so comply, it shall be deemed null and void, to the extent permitted by law and deemed advisable by the Board.

17.5 Listing.  The Company may use reasonable  endeavors to register Shares issued  pursuant  to Awards  with the  United  States  Securities  and  Exchange Commission or to effect  compliance with the  registration,  qualification,  and listing requirements of any state or foreign securities laws, stock exchange, or trading system.

17.6 Inability to Obtain Authority.  The inability of the Company to obtain authority  from any  regulatory  body having  jurisdiction,  which  authority is deemed by the Company's  counsel to be necessary to the lawful issuance and sale of any Shares  hereunder,  shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

17.7 No Additional Rights. Neither the Award nor any benefits arising under this Plan shall  constitute part of any contract between the Participant and the Company or any Affiliate,  and  accordingly,  subject to Section 14.2, this Plan and the  benefits  hereunder  may be  terminated  at any  time in the  sole  and exclusive  discretion of the Committee  without  giving rise to liability on the part of the Company for severance payments.

17.8  Noncertificated  Shares.  To the extent  that the Plan  provides  for issuance of certificates to reflect the transfer of Shares, the transfer of such Shares may be effected on a noncertificated  basis, to the extent not prohibited by applicable law or the rules of any stock exchange or trading system.

17.9 Governing Law. The Plan and each Award  Agreement shall be governed by the  laws of  California,  excluding  any  conflicts  or  choice  of law rule or principle that might otherwise refer  construction or interpretation of the Plan to the substantive law of another jurisdiction. Unless otherwise provided in the Award  Agreement,  recipients of an Award under the Plan are deemed to submit to the  exclusive  jurisdiction  and venue of the  federal  or state  courts  whose jurisdiction  covers California to resolve any and all issues that may arise out of or relate to the Plan or any related Award Agreement.

17.10  Compliance  with Code  Section  409A.  No Award  that is  subject to Section 409A of the Code shall  provide for deferral of  compensation  that does not comply  with  Section  409A of the Code,  unless  the Board,  at the time of grant,  specifically  provides  that the Award is not  intended  to comply  with Section  409A of the  Code.  Notwithstanding  any  provision  in the Plan to the contrary,  with respect to any Award subject to Section 409A,  distributions  on account of a separation from service may not be made to Key Employees before the date which is six (6) months after the date of  separation  from service (or, if earlier, the date of death of the employee).

EXHIBIT 10.2

RESTRICTED STOCK AWARD AGREEMENT

Pursuant to the

NORTH BAY BANCORP

2002 INCENTIVE COMPENSATION PLAN

Name of Participant:

Date of Grant:

Number of Shares:

Value of each Share on Date of Grant:

This RESTRICTED STOCK AGREEMENT (the “Agreement”), dated as of [DATE], is made between North Bay Bancorp, a California corporation (the “Company”) and the above-named individual (the “Participant”) to record the granting of Restricted Stock on [DATE] (the “Date of Grant”) to the Participant pursuant to the North Bay Bancorp 2002 Incentive Compensation Plan (the “Plan”).

The Company and the Participant hereby agree as follows:

1.

Grant of Shares.  The Company hereby grants to the Participant, as of the Date of Grant, subject to and in accordance with the terms and conditions of the Plan and this Agreement, ________ (______) shares of the Company's Common Stock (the “Common Stock”).  The grant of shares of Common Stock to the Participant, evidenced by this Agreement, is an award of Restricted Stock (as defined in the Plan) and such shares of Restricted Stock are referred to herein as the “Shares.”

2.

Vesting of Shares.   Ownership of the Shares shall vest pursuant to the following vesting schedule, provided, in each case, any additional conditions and performance goals set forth in Schedule I have been satisfied and the Participant is still employed or retained by the Company or one of its Subsidiaries:

Anniversary of Date of Grant                                   Shares Vested

(a)

Participant’s Disability or Death.  In the event of the death or Disability of Participant prior to [vesting date], Participant shall immediately vest in a prorata amount of the Shares based on the number of anniversaries of the Date of Grant that have occurred prior to the date of Participant’s death or Disability1.

1

If the date of Participant’s death or Disability is after the first anniversary of the Date of Grant, 20% of the Shares will vest, if after the second anniversary of the Date of Grant, 40% of the Shares will vest, if after the third anniversary of the Date of Grant, 60% of the Shares will vest, and if after the fourth anniversary of the Date of Grant, 80% of the Shares will vest.

3.

Forfeiture.  Shares that do not become vested in accordance with the vesting criteria set forth in Section 2 (and any dividends or other distributions related to such Shares) shall be forfeited to the Company.  Accordingly, if the Shares do not vest in accordance with the vesting criteria set forth in Section 2 and the Participant’s employment or service terminates for any reason, the Shares shall be forfeited.  As security for Participant’s faithful performance of this Agreement, Participant agrees (i) immediately upon acceptance of this award to deliver the Stock Power attached hereto as Exhibit 1 (the “Stock Power”) executed by Participant and Participant’s spouse, if any (with the date, certificate number(s), and number of Shares left blank) to the Human Resources Director of the Company or other designee of the Company (the “Escrow Holder”) and (ii) immediately upon receipt of the stock certificate(s) evidencing the Shares, to deliver such certificate(s) to the Escrow Holder.  The Escrow Holder is hereby appointed to hold the Stock Power and such certificate(s) in escrow and to take all such actions to effectuate all such transfers and/or release of such Shares as are in accordance with the terms of this Agreement.  Escrow Holder will act solely for the Company as its agent and not as a fiduciary.  Participant and the Company agreed that the Escrow Holder will not be liable to any party to this Agreement (or to any other party) for any actions or omissions unless Escrow Holder is gross negligent or intentionally fraudulent in carrying out the duties of Escrow Holder under this Agreement.  Escrow Holder may rely upon any letter, notice or other document executed with any signature purported to be genuine and may rely on the advice of counsel and obey any order of any court with respect to transactions contemplated by this Agreement.

4.

Legend. Each share certificate representing the Shares shall bear a legend indicating that such Shares are “Restricted Stock” and are subject to the provisions of this Agreement and the Plan.

5.

Withholding Taxes.  If the Participant is an employee of the Company or any of its Subsidiaries, the Participant shall remit to the Company in cash the amount needed to satisfy any federal, state or local withholding taxes that may arise or be applicable as the result of the award or vesting of the Shares.  The Participant may, with the Committee’s consent, elect to satisfy, totally or in part, such Participant’s obligations pursuant to this Section by electing to have Shares withheld provided such Shares are not subject to forfeiture, or to deliver previously owned Shares that have been held for at least six (6) months, provided that the election is made in writing on or prior to the vesting of shares pursuant to Section 2 hereof.

6.

General Restrictions on Issuance of Stock Certificates.  The Company shall not be required to deliver any certificate representing the Shares until it has been furnished with such opinions, representations or other documents as it may deem necessary or desirable, in its discretion, to ensure compliance with any law or rules of the Securities and Exchange Commission or any other governmental authority having jurisdiction under the Plan or over the Company, the Participant, or the Shares or any interests granted thereunder.

7.

Rights as Shareholder.  Except for the dividend and distribution restrictions described below, and the transfer and other restrictions set forth elsewhere in this Agreement and in the Plan, the Participant, as record holder of the Shares, shall possess all the rights of a holder of the Company's Common Stock, including voting, dividend and other distribution rights, provided, however, that prior to vesting the certificates representing the Shares, as well as any dividends or other distributions with respect to such Shares, shall be held by the Company for the benefit of the Participant.  Any distributions with respect to the Shares in the form of capital stock shall be treated as Restricted Stock in the same manner as the Shares.  If the underlying Shares do not vest, then any capital stock distributed with respect to the Shares, as well as any other dividends or other distributions with respect to such Shares, shall be forfeited to the Company.  Upon forfeiture of any Shares, the Participant agrees to deliver promptly to the Company any certificates representing such Shares in Participant’s possession which do not vest and the Stock Power executed in blank covering such Shares (and covering any capital stock distributed with respect to such Shares).  The Stock Power with respect to any certificate representing Shares which do not vest shall be completed in the name of the Company by an officer of the Company and returned to treasury.

8.

Transferability - Restricted Share Certificates.  The Shares may not be sold, transferred, pledged, assigned, encumbered, or otherwise alienated or hypothecated until they become vested in accordance with Section 2 of this Agreement and then only to the extent permitted under this Agreement and the Plan and by applicable securities laws.  Prior to vesting, all rights with respect to the Restricted Stock granted to a Participant under the Plan shall be available, during such Participant’s lifetime, only to such Participant.  Immediately upon acceptance of the award contemplated by this Agreement, Participant’s spouse shall execute and deliver to the Escrow Holder the Spouse Consent attached hereto as Exhibit 2.

9.

No Consultant/Employment Rights.  Neither the Plan nor this award shall confer upon the Participant any right with respect to continuance of employment by or service as a consultant of the Company or any affiliate nor shall they interfere in any way with the right of the Company or any affiliate to terminate the Participant’s employment or service as a consultant at any time, with or without cause.

10.

Section 83(b) Election.  The Participant may elect, within thirty (30) days of the Date of Grant pursuant to Section 83(b) of the Internal Revenue Code, to include in his or her gross income the fair market value of the Shares covered by this Agreement in the taxable year of grant.  The election must be made by filing the appropriate notice with the Internal Revenue Service within thirty (30) days of the Date of Grant.  If the Participant makes this election, the Participant shall promptly notify the Company by submitting to the Committee a copy of the election notice filed with the Internal Revenue Service.  PARTICIPANT UNDERSTANDS THAT PARTICIPANT MAY SUFFER ADVERSE TAX CONSEQUENCES AS A RESULT OF PARTICIPANT’S ACCEPTANCE OF THE AWARD OR DISPOSITION OF THE SHARES.  PARTICIPANT REPRESENTS (i) THAT PARTICIPANT HAS CONSULTED WITH A TAX ADVISER THAT PARTICIPANT DEEMS ADVISABLE IN CONNECTION WITH THE ACCEPTANCE OF THIS AWARD, DISPOSITION OF THE SHARES, AND THE FILING OF AN ELECTION UNDER SECTION 83(b) OF THE INTERNAL REVENUE CODE. AND (ii) THAT PARTICIPANT IS NOT RELYING ON THE COMPANY FOR ANY TAX ADVICE.   PARTICIPANT HEREBY ASSUMES ALL RESPONSIBILITY FOR FILING AN ELECTION UNDER SECTION 83(b) AND PAYING ANY TAXES RESULTING FROM SUCH ELECTON OR FROM THE FAILURE TO FILE THE ELECTION AND PAYING TAXES RESULTING FROM THE LAPSE OF THE RISK OF FORFEITURE.

11.

Adjustment of Shares.  As provided by the Plan, in the event of any change in the Common Stock of the Company by reason of any stock dividend, stock split, recapitalization, reorganization, merger, consolidation, split-up, combination, or exchange of Shares, or of any similar change affecting the Common Stock, the Shares shall be adjusted automatically consistent with such change to prevent substantial dilution or enlargement of the rights granted to, or available for, the Participant hereunder.

12.

Coordination with Plan.  Terms used herein that are defined in the Plan shall have the meanings ascribed to them in the Plan.  If there is any inconsistency between the terms of this Award Agreement and the terms of the Plan, the Plan’s terms shall supersede and replace the conflicting terms herein.

13.

Notices. All notices to the Company and the Committee shall be in writing and sent to the Company's Human Resources Director at the Company's offices, North Bay Bancorp or to such other person and/or addresses the Company may provide by notice to Participant.  Notices to the Participant shall be addressed to the Participant at the Participant's address as it appears on the Company's records.

IN WITNESS WHEREOF, the Company and the Participant have caused this Restricted Stock Agreement to be executed on the date set forth opposite their respective signatures, it being further understood that the Date of Grant may differ from the date of signature.

Dated:

NORTH BAY BANCORP

Terry L. Robinson, President & CEO

Dated:

PARTICIPANT

[NAME]

SCHEDULE I

ADDITIONAL VESTING CONDITIONS AND PERFORMANCE GOALS

EXHIBIT 1

STOCK POWER AND ASSIGNMENT

SEPARATE FROM STOCK CERTIFICATE

STOCK POWER AND ASSIGNMENT

SEPARATE FROM CERTIFICATE

FOR VALUE RECEIVED and pursuant to that certain Restricted Stock Award Agreement dated as of _______________ ____, 20__ (the "Agreement"), the undersigned hereby sells, assigns and transfers unto ______________________________, __________________(_______) shares of the Common Stock of NORTH BAY BANCORP, a California corporation (the "Company"), standing in the undersigned's name on the books of the Company represented by Certificate No(s). _______ delivered herewith, and does hereby irrevocably constitute and appoint the Human Resources Director of the Company as the undersigned's attorney-in-fact, with full power of substitution, to transfer said stock on the books of the Company.  THIS ASSIGNMENT MAY ONLY BE USED AS AUTHORIZED BY THE AGREEMENT AND ANY EXHIBITS THERETO.

Dated: _________________________

PURCHASER

___________________________________

(Signature)

___________________________________

(Please Print Name)

___________________________________

(Spouse's Signature)

___________________________________

(Please Print Spouse's Name)

Instructions to Purchaser:  Please do not fill in any blanks other than the signature line.  The purpose of this Stock Power and Assignment is to enable the Company and/or its assignee(s) to acquire the Shares upon forfeiture of the Shares under the terms and conditions set forth in the Agreement without requiring additional signatures on the part of the Purchaser or Purchaser's Spouse, if any.

EXHIBIT 2

SPOUSE CONSENT

SPOUSE CONSENT

The undersigned spouse of _____________________________ (the "Participant") has read, understands and hereby approves all the terms and conditions of the Restricted Stock Award Agreement dated [DATE] (the "Agreement"), by and between Participant and NORTH BAY BANCORP, a California corporation (the "Company"), pursuant to which Participant has been awarded ___________ (____) shares of the Company's common stock (the "Shares").

In consideration of the Company awarding my spouse the Shares under the Agreement, I hereby agree to be irrevocably bound by all the terms and conditions of the Agreement and further agree that any community property interest I may have in the Shares will be similarly bound by the Agreement.

I hereby appoint Participant as my attorney-in-fact, to act in my name, place and stead with respect to any amendment of the Agreement and with respect to the making and filing of an election under Internal Revenue Code Section 83(b) in connection with the purchase of the Shares.

Dated: ______________________________

___________________________________

Signature

___________________________________

Print Name

EXHIBIT 3

ELECTION UNDER SECTION 83(b) OF THE
INTERNAL REVENUE CODE

ELECTION UNDER SECTION 83(b) OF THE

INTERNAL REVENUE CODE

The undersigned Taxpayer hereby elects, pursuant to Section 83(b) of the Internal Revenue Code, as amended, to include in gross income for the Taxpayer's current taxable year the excess, if any, of the fair market value of the property described below at the time of transfer over the amount paid for such property, as compensation for services.

1.

TAXPAYER'S NAME:

TAXPAYER'S ADDRESS:

SOCIAL SECURITY NUMBER:

2.

The property with respect to which the election is made is described as follows: __________________ (____) Shares of the Common Stock, no par value, of NORTH BAY BANCORP, a California corporation (the "Company"), which is Taxpayer's employer or the corporation for whom the Taxpayer performs services.

3.

The date on which the Shares were transferred was ______________, 20_____ and this election is made for calendar year _________.

4.

The Shares are subject to the following restrictions:  Forfeiture prior to vesting.

5.

The fair market value of the Shares (without regard to restrictions other than restrictions which by their terms will never lapse) was $_____________ per share at the time of transfer.

6.

The amount paid for such Shares was $______________ per share.

7.

The Taxpayer has submitted a copy of this statement to the Company.

THIS ELECTION MUST BE FILED WITH THE INTERNAL REVENUE SERVICE ("IRS"), AT THE OFFICE WHERE THE TAXPAYER FILES ANNUAL INCOME TAX RETURNS, WITHIN 30 DAYS AFTER THE DATE OF TRANSFER OF THE PROPERTY, AND MUST ALSO BE FILED WITH THE TAXPAYER'S INCOME TAX RETURNS FOR THE CALENDAR YEAR.  THE ELECTION CANNOT BE REVOKED WITHOUT THE CONSENT OF THE IRS.

Dated: ___________

____________________________________

Taxpayer's Signature

EXHIBIT 23.2

CONSENT OF KPMG LLP AS INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS FOR NORTH  BAY BANCORP

The Board of Directors
North Bay Bancorp:

We consent to the incorporation by reference in the registration statement on Form S-8 of North Bay Bancorp of our reports dated March 15, 2006, with respect to the consolidated balance sheets of North Bay Bancorp and subsidiaries as of December 31, 2005 and 2004, and the related consolidated statements of operations, comprehensive income, changes in shareholders’ equity, and cash flows for each of the years in the three-year period ended December 31, 2005, management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2005, and the effectiveness of internal control over financial reporting as of December 31, 2005, which reports appear in the December 31, 2005, Annual Report on Form 10-K of North Bay Bancorp.

[Signed]  KPMG LLP

San Francisco, California
June 2, 2006

EXHIBIT 24

POWER OF ATTORNEY

EXHIBIT 24

POWER OF ATTORNEY

Each person whose signature appears below hereby authorizes Terry L. Robinson or David B. Gaw and either of them as attorney-in-fact, to sign in his or her behalf, individually and in each capacity stated below, and to file this Registration Statement on Form S-8 and all amendments and/or supplements to this Registration Statement on Form S-8.

Signature

Title

Date

/s/ Thomas N. Gavin

Director

May 18, 2006

Thomas N. Gavin

Director

and

May __, 2006

David B. Gaw

Chairman of the Board

Director

May __, 2006

Fred J. Hearn Jr.

/s/ Conrad W. Hewitt

Director

May 18, 2006

Conrad W. Hewitt

 /s/ Richard S. Long

Director

May 18, 2006

Richard S. Long

/s/ Thomas F. Malloy

Director

May 19, 2006

Thomas F. Malloy

 /s/ Terry L. Robinson

President, Chief

May 18, 2006

Terry L. Robinson

Executive Officer and Director

(Principal Executive Officer)

Director

May __, 2006

Thomas H. Shelton

Director

May __, 2006

Stephen C. Spencer

/s/ Denise Suihkonen

Director

May 18, 2006

Denise Suihkonen

 /s/ James T. Tidgewell

Director

May 18, 2006

James E. Tidgewell

/s/ Patrick Phelan

Exec. Vice President and

May 22, 2006

Patrick Phelan

Chief Financial Officer

(Principal Financial Officer)